Exhibit 1.1

CANADIAN IMPERIAL BANK OF COMMERCE

U.S. $6,000,000,000

MEDIUM-TERM NOTES

Distribution Agreement

[  ], 2017

[AGENT ADDRESS]

Ladies and Gentlemen:

Canadian Imperial Bank of Commerce, a Canadian chartered bank (“CIBC”), proposes to issue and sell from time to time its Medium-Term Notes (such series of securities being hereinafter referred to as the “Series” and any securities to be issued from time to time as part of such Series being hereinafter referred to individually as a “Security” and collectively as the “Securities”), in an aggregate amount up to U.S.$6,000,000,000 or the equivalent thereof in other currencies or currency units and agrees with the Agent as set forth in this Agreement. [  ] may, from time to time, offer Securities as agent of CIBC or purchase Securities from CIBC as principal for the Agent’s own account. The Agent agrees that it will only do so in accordance with Applicable Law (as defined below) and the conditions provided herein.

Subject to the terms and conditions stated herein and to the reservation by CIBC of the right to sell Securities directly on its own behalf, CIBC hereby (i) appoints the Agent as an agent of CIBC for the purpose of soliciting and receiving offers to purchase Securities from CIBC when and as instructed by CIBC pursuant to Section 3(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to the Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Exhibit A hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 3(b) hereof. This Agreement shall not be construed to create either an obligation on the part of CIBC to sell any Securities or an obligation of any of the Agent to purchase Securities as principal.

The Securities will be issued under an indenture, dated as of September 15, 2012 (the “Indenture”), between CIBC and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Securities shall have such terms, including the right (if any) to repayment of principal, the right (if any) to payment of interest, redemption provisions (if any) and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by CIBC in accordance with the Indenture.

1.             Representations and Warranties of CIBC. CIBC represents and warrants to, and agrees with, the Agent as of the date hereof (the “Commencement Date”), as of the date of each acceptance by CIBC of an offer for the purchase of Securities (whether to the Agent as principal or through the Agent as agent) (the “Acceptance Date”), as of the Time of Sale (as defined below), as of the date of each delivery of Securities (whether to the Agent as principal or through the Agent as agent) (the “Settlement Date”), and as of any time that the Registration Statement (as defined below) or the Prospectus (as defined below) shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Securities or similar changes), or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Form 6-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Securities) (each of the times referenced above being referred to herein as a “Representation Date”) as follows; provided, however, that as of the Commencement Date (as defined below) CIBC does not represent and warrant with respect to the Time of Sale, the Time of Sale Information (as defined below) or the Issuer Free Writing Prospectus (as defined below) that:

(a)           CIBC meets the requirements for use of Form F-3 (“Form F-3”) under the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), and has filed a registration statement including a prospectus on Form F-3 (File No. [  ]) in respect of securities (the “Shelf Securities”) with the Commission. As of any time, the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto, any information in a form of prospectus, prospectus supplement and/or pricing supplement that is deemed or retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B under the Act (which information shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B under the Act) that has not been superseded or modified and the documents incorporated by reference therein at the time such part of the registration statement became effective, but excluding Form T-1, each as amended at the time such part of such registration statement became effective, is hereinafter collectively called the “Registration Statement.” Such Registration Statement (including any pre-effective amendment thereto) and any post-effective amendment thereto, each in the form heretofore delivered to the Agent, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the prospectus contained therein as of the date of such prospectus, have been declared effective by the Commission in such form. As of the Commencement Date, no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness and available on the Commission’s website.

The prospectus covering the Shelf Securities dated [  ], 2017, included in such Registration Statement, in the form first used to confirm sales of the Securities (or in the form first made available to the Agent by CIBC to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.”

The Basic Prospectus, as supplemented by the prospectus supplement, dated [  ], 2017 (the “Prospectus Supplement”) specifically relating to the Securities, in the form first used to confirm sales of the Securities (or in the form first made available to the Agent by CIBC to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Program Prospectus.”

The Program Prospectus, as supplemented by a pricing supplement that sets forth only the terms of a particular issue of the Securities (and, together with the accompanying product prospectus supplement that sets forth terms common to one or more particular issues of the Securities (if applicable), a “Pricing Supplement”), in the form first used to confirm sales of the Securities (or in the form first made available to the Agent by CIBC to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.”

The term “Preliminary Prospectus” means any preliminary form of the Prospectus.

In the event CIBC files a new shelf registration statement to replace the Registration Statement, references herein to the Registration Statement shall include such new shelf registration statement (the “New Registration Statement”), references herein to the Basic Prospectus shall include the prospectus contained in the new shelf registration statement at the time of its initial effectiveness (the “New Basic Prospectus”) and references herein to the Prospectus Supplement shall include the supplement to the New Basic Prospectus specifically relating to the Securities.

Any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.

Any reference herein to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be.

Any reference herein to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

(b)           At or prior to the Time of Sale, CIBC had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): the Preliminary Prospectus (or, if there is no Preliminary Prospectus with respect to the particular tranche, the Program Prospectus) and each free-writing prospectus (as defined pursuant to Rule 405 under the Act) listed in the Terms Agreement or other agreement in respect of a specific offering of Securities in the form of Schedule II to Exhibit A hereto; in addition, you have informed us that the Agent may orally provide the pricing information set out on Schedule II to Exhibit A hereto to prospective purchasers prior to confirming sales. “Time of Sale” means, with respect to Securities of a particular tranche, the time agreed to by CIBC and the Agent (whether acting as principal or agent) as the time of the pricing of the Securities of that tranche, which, unless otherwise agreed, shall be the time immediately after CIBC and the Agent agree on the pricing terms of such Securities.

(c)           The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, when they were filed with the Commission, complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of such documents, as of their respective issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the Act and the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to be make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CIBC by or on behalf of the Agent expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented relating to a particular issuance of Securities;

(d)           The Registration Statement, the Time of Sale Information and the Prospectus comply and, as amended or supplemented, if applicable, will comply as of the time of such amendment or supplement in all material respects with the Act and, if applicable, the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and as to the Registration Statement and any amendment thereto, do not and will not, as of the applicable effective date of the Registration Statement and such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, as to the Prospectus and any amendment or supplement thereto, do not and will not, as of their dates and applicable filing dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to CIBC by or on behalf of the Agent expressly for use in the Prospectus as amended or supplemented, relating to a particular issuance of Securities or (ii) that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee;

(e)           The Time of Sale Information, at the Time of Sale did not, and at the Settlement Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CIBC by or on behalf of the Agent expressly for use in such Time of Sale Information.

(f)            Other than the Preliminary Prospectus and the Prospectus, each as amended and supplemented, CIBC (including its agents and representatives, other than the Agent in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by CIBC or its agents and representatives, other than a communication referred to in clause (i) below, an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule II to the Terms Agreement and other written communications (including any broadly available road show) approved in writing in advance by the Agent. The term, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, as amended and supplemented, most recently filed prior to first use of such Issuer Free Writing Prospectus, did not, and at the Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to CIBC by or on behalf of the Agent expressly for use in any Issuer Free Writing Prospectus.

(g)           CIBC (A) validly exists as a Schedule I bank under the Bank Act (Canada); (B) has the requisite corporate power and authority to execute and deliver this Agreement and any Terms Agreement to be entered into in respect of the Securities; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; and (D) has duly authorized, executed and delivered this Agreement and will have authorized, executed and delivered any Terms Agreement entered in to in respect of the Securities, and this Agreement and any such Terms Agreement constitute and will constitute, as the case may be, the valid and legally binding agreement of CIBC enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(h)           CIBC is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company,” under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(i)            Ernst & Young, LLP, Chartered Accountant, were independent registered chartered accountants for the period covered by such financial statements as required by the Act, the Exchange Act, and the regulations thereunder, and the Bank Act (Canada).

(j)            No stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for that purpose or pursuant to Section 8A of the Act against CIBC or related to any offering of the Securities have been instituted or are pending or, to the knowledge of CIBC, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(k)           CIBC’s consolidated financial statements incorporated by reference or included, in whole or in part, in the Registration Statement, the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of CIBC and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) or, with respect to financial statements filed with respect to fiscal periods ending on or after October 31, 2012, International Financial Reporting standards (“IFRS”) consistently applied throughout the periods involved, except as may be disclosed therein; the supporting schedules, if any, included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in accordance with Canadian GAAP or IFRS, as applicable, the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of CIBC and its subsidiaries; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)            The Securities have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement and any Terms Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of CIBC entitled to the benefits provided by the Indenture. The Indenture has been duly authorized, executed and delivered by CIBC, constitutes a valid and legally binding instrument of CIBC, enforceable in accordance with its terms against CIBC, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and has been duly qualified under the Trust Indenture Act. The Indenture conforms, and the Securities of any particular tranche will conform, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented to relate to such tranche of Securities.

(m)          The execution and delivery of this Agreement and any Terms Agreement, the creation and issue of the Securities and the sale of the Securities and the consummation of the transactions contemplated by this Agreement and any Terms Agreement will not contravene any material contract, material indenture or other material agreement to which CIBC is bound, nor will such action result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of CIBC, nor will such action result in any material violation of the provisions of the Bank Act (Canada) or by-laws of CIBC or any law, administrative regulation or administrative or court order or decree of Canada or any political subdivision thereof.

(n)           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issue, offer and sale of the Securities by CIBC to or through the Agent in accordance with this Agreement and any Terms Agreement or the Indenture, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the laws of the provinces and territories of Canada, the Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Agent.

(o)           There has not occurred any material adverse change in the results of operations, financial condition or business of CIBC and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus.

(p)           There are no legal or governmental proceedings known to be pending or threatened to which CIBC or any of its subsidiaries is a party or to which any of the properties of CIBC or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented and are not so described.

(q)           At the earliest time after the filing of the Registration Statement that CIBC or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the Time of Sale, CIBC was not an “ineligible issuer” as defined in Rule 405 under the Act.

2.             Representations, Warranties and Agreements of the Agent. The Agent represents, and warrants to, and agrees with, CIBC, as follows:

(a)           It is a registered broker-dealer under the Exchange Act and is licensed as a broker-dealer in each jurisdiction in which it will solicit customers for purchase of, or sell, the Securities. In connection with its activities in respect of the Securities, the Agent will comply with all laws, rules and regulations applicable to broker-dealers registered under the Exchange Act and licensed in such jurisdictions. It is a member of the Financial Industry Regulatory Authority (“FINRA”) and will, in connection with its activities in respect of the Securities, comply with all applicable rules, regulations, and policies of, and notices issued by, FINRA. It shall promptly notify CIBC if any such registration, license or membership is or is reasonably likely to be terminated or restricted in any material way.

(b)           It will comply with all applicable laws, rules and regulations (including the rules and regulations of FINRA and any other applicable self-regulatory or quasi-governmental organization) (including those relating to customer suitability), in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes the Preliminary Prospectus or the Prospectus or any other offering material (“Applicable Law”) and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under Applicable Law.

(c)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by CIBC and not incorporated by reference into the Registration Statement and any press release issued by CIBC) other than (i) a free writing prospectus not required to be filed by CIBC with the Commission or retained by CIBC under Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or other agreement in respect of a specific offering of Securities in the form of Schedule II to the Terms Agreement or prepared pursuant to Section 5(a) above or (iii) any free writing prospectus prepared by the Agent and approved by CIBC in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Agent Free Writing Prospectus”).

(d)           It has not and will not, without the prior written consent of CIBC, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Agent may use a term sheet or a Bloomberg term sheet in a form consented to by CIBC. Notwithstanding any consent provided pursuant to paragraph (c) or this paragraph (d), the Agent shall be solely responsible for the publication and contents of any materials with respect to which such consent is provided by CIBC.

(d)           Each Agent Free Writing Prospectus (as defined below) will comply in all material respects with the Act and, when taken together with the description of the Securities set forth in the applicable Preliminary Prospectus (but excluding any information furnished in writing to the Agent by CIBC expressly for use therein), as amended and supplemented, most recently filed prior to first use of such Issuer Free Writing Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It has not and will not distribute the Agent Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination. It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(e)           The Agent has not relied on CIBC regarding the terms of the Securities, the suitability of the Securities as an investment for itself or its customers or any Agent Free Writing Prospectus.

(f)            It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify CIBC if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined in Section 5(c)(i) below));

(g)           It will, at all times, exercise all reasonable care and skill in conducting its relations with any person in respect of the offer and sale of the Securities and, in particular, it will:

(i)            not offer or sell Securities to any person unless it is reasonably satisfied that they are suitable for that person;

(ii)           ensure that any such person has all the necessary information and capability to evaluate the risks associated with the Securities and CIBC and to make an informed decision (taking into account its financial needs, objectives, condition and circumstances);

(iii)          ensure that its relations with any purchaser or potential purchaser of Securities are conducted in a manner that, as a minimum, satisfies any duty of care required under Applicable Law;

(iv)          ensure that any advice is provided fairly and honestly and is not misleading, false or deceptive;

(v)           ensure that any advice is reasonable taking into account the circumstances of the person to whom it is given; and

(vi)          clearly disclose any actual or potential conflicts of interests in relation to any person and ensure that it has received that person’s informed consent.

(h)           It will not offer the Securities through unaffiliated broker-dealers or to unaffiliated registered investment advisors (“RIAs”) other than fee-based RIAs having sole or shared investment discretion to make investment decisions on behalf of their clients; provided that any offer it is permitted to make to an RIA may be communicated through an unaffiliated broker-dealer acting as custodian for such RIA (so long as such custodian does not have investment discretion to make any investment decision) and (ii) it may offer the Securities through an unaffiliated broker-dealer or to any other person only with the prior written approval of CIBC. Notwithstanding the foregoing, the Agent may offer or sell the Securities through an unaffiliated broker-dealer if it has entered into a master selected dealer agreement for structured products in the Agent’s standard form and that contains (1) representations and agreements regarding the broker-dealer’s compliance with applicable law and applicable rules and regulations of FINRA and applicable securities exchanges regarding, among other things, suitability and diligence of accounts and (2) and indemnity for the benefit of CIBC for any breaches of such representation and warranties. The Agent agrees that it will reasonably cooperate with CIBC to enforce CIBC’s rights under any such master selected dealer agreements.

(i)            It has developed and will maintain procedures to comply, and will comply, with all Applicable Laws concerning client identification and money laundering, which procedures shall, among other things, establish the true and full identity of each customer and counterparty (including the person originating any application or purchase instruction and the ultimate beneficiary purchasing the Securities (collectively, the “Relevant Persons”)), and has obtained or shall obtain information verifying the identity, address and contact details (collectively the “Relevant Information”) of the Relevant Persons. It agrees promptly to provide the Relevant Information to any regulator or exchange which requests such information, subject to the provisions of the Applicable Laws, and comply with all other required “know-your-client” procedures.

(j)            It will not, directly or indirectly, offer or sell any Securities acquired pursuant to this Agreement or any Terms Agreement in Canada or to any resident of Canada without the prior written consent of CIBC, and further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Securities that may be entered into by the Agent.

3.             Appointment as Agent.

(a)           On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent hereby agrees, upon receipt of instructions from CIBC, to act as agent of CIBC and to use its reasonable efforts to solicit and receive offers to purchase a particular Security or Securities from CIBC upon the terms and conditions set forth in the Time of Sale Information and the Prospectus as amended or supplemented from time to time. The Agent shall solicit offers to purchase only Securities having such terms, and shall solicit such offers only during such periods, as CIBC shall instruct the Agent. The appointment of the Agent hereunder is not exclusive and CIBC may from time to time offer Securities for sale otherwise than to or through the Agent. It is understood that if from time to time CIBC is approached by a prospective agent offering to solicit a specific purchase of Securities, CIBC may enter into an agreement with such agent with respect to such specific purchase upon such terms as CIBC and such agent may agree. These provisions shall not limit Section 5(f) hereof or any similar provision included in any Terms Agreement.

CIBC reserves the right, in its sole discretion, at any time when CIBC has instructed the Agent to solicit offers to purchase the Securities, to instruct the Agent to suspend, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from CIBC, the Agent will suspend solicitation of offers to purchase Securities from CIBC until such time as CIBC has instructed the Agent to resume such solicitation. During such period, CIBC shall not be required to comply with the provisions of Sections 5(h), 5(i), 5(j), 5(k) and 5(l) with regard to the Agent. Upon advising the Agent that such solicitation may be resumed, however, CIBC shall simultaneously provide the documents (if any) required to be delivered by Sections 5(h), 5(i), 5(j), 5(k) and 5(l), and the Agent shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agent. In addition, any failure by CIBC to comply with its obligations hereunder, including its obligations to deliver the documents required by Sections 5(h), 5(i), 5(j), 5(k) and 5(l), with regard to the Agent shall automatically terminate the Agent’s obligations hereunder, including its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

CIBC agrees to pay the Agent a commission, at the time of settlement of any sale of a Security by CIBC as a result of a solicitation made by the Agent, in such amount as may be agreed between the Agent and CIBC and as set forth in the Prospectus as amended and supplemented under the caption “Supplemental Plan of Distribution.”

(b)           Each sale of Securities by CIBC to the Agent as principal shall be made in accordance with the terms of this Agreement and (unless CIBC and the Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities by CIBC to, and the purchase thereof by, the Agent. The Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Agent. The commitment of the Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of CIBC herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by the Agent pursuant thereto, the price to be paid to CIBC for such Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof and such Terms Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between CIBC and the Agent) as CIBC and the Agent may agree upon. Unless otherwise specified in a Terms Agreement, the Agent proposes to offer Securities purchased by it as principal from CIBC for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by the Agent from CIBC.

(c)                                  The Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise, not to solicit offers to purchase or otherwise offer, sell or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

4.                                      Commencement Date. The documents required to be delivered pursuant to Section 8 hereof shall be delivered to the Agent at the offices of Mayer Brown LLP, at 10:00 a.m., New York City time, on the Commencement Date.

5.                                      Certain Agreements of CIBC. CIBC agrees with the Agent:

(a)                                 (i)                                     that CIBC will file the Program Prospectus, the Preliminary Prospectus and the Prospectus, each as amended and supplemented in a form approved by the Agent, with the Commission within the time periods specified by the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will file promptly all reports and other information required to be filed by CIBC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities;

(ii)                                  make no amendment or supplement to the Registration Statement, the Basic Prospectus, the Program Prospectus, the Time of Sale Information or the Prospectus prior to the Commencement Date or after the date of any Terms Agreement or other agreement by the Agent to purchase Securities as principal and prior to the related Settlement Date which shall be reasonably disapproved by the Agent promptly after reasonable notice thereof unless in the opinion of counsel to CIBC such amendment or supplement is required by law;

(iii)                               that before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, CIBC will furnish to the Agent and counsel for the Agent a copy of the proposed Issuer Free Writing Prospectus for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Agent reasonably objects;

(iv)                              to prepare, with respect to any Securities to be sold through or to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agent and to file such Pricing Supplement (or components thereof, as the case may be) with the Commission within such time as may be required by the Act;

(v)                                 to file promptly with the Commission, all reports required to be filed by CIBC with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Agent (with confirmation in writing), promptly after it receives notice thereof, of (a) the time when any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus has been filed or becomes effective or any supplement to the Preliminary Prospectus, the Prospectus or any amendment thereof, or of any Issuer Free Writing Prospectus, has been filed with the Commission, of (b) the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness or the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, of (c) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of (d) the initiation or threatening of any proceeding for any such purpose, of (e) any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information relating to the Securities, the Registration Statement, the Preliminary Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, or (f) of the occurrence of any event within three months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Securities as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and

(vi)                              in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the Securities or suspending any such qualification (or if any such action is known to be pending), to use promptly its best efforts to obtain its withdrawal (or prevent its issuance).

(b)                                 from time to time to take such action as the Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such states of the United States of America as the Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith CIBC shall not be required to qualify as a foreign corporation or to subject itself to taxation as doing business or to file a general consent to service of process in any jurisdiction;

(c)                                  (i) during the Prospectus Delivery Period (as defined below), to furnish the Agent with copies of the Prospectus as amended or supplemented (other than any Pricing Supplement) and of each Issuer Free Writing Prospectus in such quantities as the Agent may reasonably request; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Agent a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by the Agent or dealer;

(ii)                                  (A) if the delivery of a Prospectus is required at any time prior to three months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Securities (including Securities purchased from CIBC by the Agent as principal), and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with Ontario securities laws, the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to notify the Agent and request the Agent, in its capacity as agent of CIBC, to suspend solicitation of offers to purchase Securities from CIBC (and, if so notified, the Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day in New York City later); and if CIBC shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to so advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance, provided, however, that if CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement, CIBC shall be required to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act and (B) if at any time prior to the Settlement Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, CIBC will immediately notify the Agent thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Agent and to such dealers as the Agent may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(iii)                               notwithstanding paragraph (ii) above, if during the period specified in such paragraph the Agent continues to own Securities purchased from CIBC by the Agent as principal or the Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, to promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to the Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that CIBC may elect, upon notice to the Agent, not to comply with this paragraph (iii), but only for a period or periods that CIBC reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement. Upon receipt of any such notice, the Agent shall cease using the Prospectus or any amendment or supplement thereto until it receives notice from CIBC that it may resume using such document (or such document as it may be amended or supplemented);

(d)                                 to make generally available to its security holders and the Agent as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of CIBC occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(e)                                  so long as any Securities are outstanding, to furnish to the Agent copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Agent (i) except to the extent they are filed on SEDAR or EDGAR, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of CIBC is listed; and (ii) such additional information concerning the business and financial condition of CIBC as the Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of CIBC and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(f)                                   that, if required pursuant to the terms of a Terms Agreement, from the date of such Terms Agreement with the Agent or other agreement by the Agent to purchase Securities as principal and continuing to and including the related Settlement Date, CIBC will not, without the prior written consent of the Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of CIBC which are substantially similar to the Securities except pursuant to this Agreement or any Terms Agreement, or except in an offering of Securities that are not and are not required to be registered under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities;

(g)                                  that each acceptance by CIBC of an offer to purchase Securities hereunder (including any purchase from CIBC by the Agent as principal), and each execution and delivery by CIBC of a Terms Agreement with the Agent, shall be deemed to be an affirmation to the Agent that the representations and warranties of CIBC contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Sale or the Settlement Date relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented relating to such Securities);

(h)                                 that each time an annual report on Form 40-F of CIBC, or any amendment thereto, is filed with the Commission and each time CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Skadden, Arps, Slate, Meagher & Flom LLP as a condition to the purchase of Securities pursuant to such Terms Agreement, CIBC shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to the Agent the opinion or opinions referred to in Section 8(d) hereof;

(i)                                     that reasonably promptly after each time an annual report on Form 40-F of CIBC, or any amendment thereto, is filed with the Commission and each time CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a written opinion under this Section 5(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, CIBC shall cause Blake, Cassels & Graydon LLP, Canadian counsel for CIBC, to furnish the Agent a written opinion, dated the date of such amendment or incorporation or the Settlement Date relating to such sale, as the case may be, in form satisfactory to the Agent, to the effect that the Agent may rely on the opinion of such counsel referred to in Section 8(b) hereof which was last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 8(b) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(j)                                    that reasonably promptly after each time an annual report on Form 40-F of CIBC, or any amendment thereto, is filed with the Commission and each time CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a written opinion under this Section 5(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, CIBC shall cause Mayer Brown LLP, U.S. counsel for CIBC, to furnish the Agent a written opinion, dated the date of such amendment or incorporation or the Settlement Date relating to such sale, as the case may be, in form satisfactory to the Agent, to the effect that the Agent may rely on the opinion of such counsel referred to in Section 8(c) hereof which was last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information

as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 8(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(k)                                 that reasonably promptly after each time an annual report on Form 40-F of CIBC, or any amendment thereto, is filed with the Commission and each time CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 5(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, CIBC shall cause CIBC’s independent auditors to furnish the Agent a letter, dated the date of such amendment or incorporation or the Settlement Date relating to such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 8(e) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended or supplemented to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 8(e) hereof which was last furnished to the Agent;

(l)                                     that reasonably promptly after each time an annual report on Form 40-F of CIBC, or any amendment thereto, is filed with the Commission and each time CIBC sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 5(l) as a condition to the purchase of Securities pursuant to such Terms Agreement, CIBC shall furnish or cause to be furnished to the Agent a certificate signed by an executive officer of CIBC, dated the date of such amendment or incorporation or the Settlement Date relating to such sale, as the case may be, to the effect that the statements contained in the certificate referred to in Section 8(g) hereof which was last furnished to the Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 8(g) but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date; and

(m)                             to offer to any person who has agreed to purchase Securities from CIBC as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date, any condition set forth in Section 8(a) or 8(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability of such purchase of Securities shall be substituted, for purposes of this Section 5(m), for the respective judgments of the Agent with respect to certain matters referred to in Sections 8(a)(iii) or 8(f) and hereof, and that the Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 8(a)(iii) and 8(f) on behalf of any such person).

6.                                      [Intentionally Left Blank]

7.                                      Payment of Certain Expenses. CIBC covenants and agrees with the Agent that CIBC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of CIBC’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Program Prospectus, any Preliminary Prospectus, the Prospectus, any Pricing Supplements, any Issuer Free Writing Prospectus, any Time of Sale Information and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky Memorandum; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of CIBC and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 8 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8.                                      Conditions to the Obligations of the Agent. The obligation of the Agent, as agent of CIBC, to solicit offers to purchase the Securities as agent of CIBC and the obligation of the Agent to purchase Securities from CIBC as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject to the accuracy as of the Representation Date of the representations and warranties in all material respects (to the extent any such representation or warranty is not otherwise qualified therein) on the part of CIBC herein contained and to the accuracy of the statements of CIBC’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by CIBC of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a) (i) the Registration Statement (or if a post-effective amendment thereto is required to be filed under the Act, such post-effective amendment) shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with; (ii) there shall not have occurred any downgrading in the rating accorded any debt securities of CIBC by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., or any public announcement by either such organization of an intended or potential downgrading; and (iii) there shall have been no material adverse change in the results of operations, financial condition or business of CIBC and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information and the

Prospectus, which, in the judgment of the Agent, makes it impracticable to proceed with the solicitation by the Agent of offers to purchase Securities from CIBC or the purchase by the Agent of Securities from CIBC as principal, as the case may be, on the terms and in the manner contemplated in the Terms Agreement, Registration Statement, the Time of Sale Information and the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Settlement Date.

(b)                                 Blake, Cassels & Graydon LLP, Canadian counsel for CIBC, shall have furnished to the Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 5(i) hereof, subject to such exceptions and qualifications as would be customary.

(c)                                  Mayer Brown LLP, United States counsel for CIBC, shall have furnished to the Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 5(j) hereof, subject to such exceptions and qualifications as would be customary.

(d)                                 Skadden, Arps, Slate,Meagher & Flom LLP, U.S. counsel for the Agent, shall have furnished to the Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 5(h) hereof, in form and substance satisfactory to the Agent with respect to the Registration Statement, the Prospectus, the Time of Sale Information, the Securities and such other matters that the Agent may reasonably request.

(e)                                  Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 5(k) hereof, the Agent shall have received, in form and substance reasonably satisfactory to the Agent, from CIBC’s independent auditors, constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to agents with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)                                   On or after the date hereof or of any applicable Terms Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a general moratorium on commercial banking activities in The City of New York or the City of Toronto, declared by either United States federal, New York State, Canadian federal or Ontario provincial authorities, as the case may be; or (iv) an outbreak or escalation of hostilities or other calamity or crisis having an adverse effect on the financial markets of the United States of America, which, in the judgment of the Agent makes it impracticable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from CIBC as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Settlement Date.

(g)                                  CIBC shall have furnished or caused to be furnished to the Agent a certificate signed by an executive officer of CIBC dated the Commencement Date and each applicable date referred to in Section 5(l) hereof, to the effect set forth in Section 8(a)(i) and (ii) above and to the effect that the representations and warranties of CIBC contained in this Agreement are true and correct as of the date of such certificate and that CIBC has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the date of such certificate.

9.                                      Indemnification and Contribution.

(a)                                 CIBC agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Time of Sale Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to CIBC by the Agent expressly for use therein. Furthermore, CIBC, its affiliates, directors, officers, employees or agents and such controlling persons will have no liability to the Agent for any action taken or omitted to be taken by the Agent or any of its affiliates, directors, officers, employees, agents and such controlling persons.

(b)                                 The Agent agrees to indemnify and hold harmless CIBC, its directors, officers, employees, agents, its authorized representative or representatives in the United States, and each person, if any, who controls CIBC within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Time of Sale Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information furnished in writing by the Agent expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any Preliminary Prospectus, in each case as amended or supplemented; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Agent Free Writing Prospectus or marketing material produced, published, made or distributed or statements made by the Agent (other than the documents referred to in clause (i) above) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any breach by the Agent, its directors, officers, employees or agents of any warranty or representation of the Agent hereunder; (iv) any default by the Agent, its directors, officers, employees or agents of any covenant, agreement or obligation of the Agent hereunder; and (v) the failure by the Agent, its directors, officers, employees or agents to comply with any law or regulation applicable to the Agent in respect of any distribution activities. It is agreed that the information furnished in writing by the Agent expressly for use in the Registration Statement, the Time of Sale

Information, any Issuer Free Writing Prospectus, the Prospectus or any Preliminary Prospectus, in each case as amended or supplemented includes (x) the Pricing Supplement (excluding any information furnished in writing to the Agent by CIBC expressly for use therein) and (y) any Agent Free Writing Prospectus.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify promptly the indemnifying party will not relieve it from liability unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent in the case of parties indemnified pursuant to Section 9(a) and by CIBC in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 If the indemnification provided for in Sections 9(a) and 9(b) hereof is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by CIBC on the one hand, and the Agent on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CIBC on the one hand, and of the Agent on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by CIBC on the one hand, and the Agent on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by CIBC bear to the total underwriting commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of CIBC and of the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CIBC or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           CIBC and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.          Agency; No Fiduciary Relationship.

(a)           The Agent, in soliciting offers to purchase Securities from CIBC and in performing the other obligations of the Agent hereunder (other than in respect of any purchase by the Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for CIBC and not as principal. The Agent will make reasonable efforts to assist CIBC in obtaining performance by each purchaser whose offer to purchase Securities from CIBC was solicited by the Agent and has been accepted by CIBC, but the Agent shall not have any liability to CIBC in the event such purchase is not consummated for any reason. If CIBC shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, CIBC shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by CIBC and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale.

(b)           CIBC acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to CIBC with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to CIBC or any other person; additionally, the Agent is not advising CIBC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; CIBC shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to CIBC with respect thereto; any review by the Agent of CIBC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of CIBC.

11.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of CIBC and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any (i) termination of this Agreement or (ii) investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or CIBC, or any officer or director or controlling person of CIBC, and shall survive delivery of and payment for any of the Securities.

12.          Suspension or Termination; Amendments.

(a)           The provisions of this Agreement relating to the solicitation of offers to purchase Securities from CIBC may be suspended or terminated at any time by CIBC or by the Agent upon the giving of written notice of such suspension or termination to the Agent or CIBC, as the case may be. In the event of such suspension or termination (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the second paragraph of Section 3(a), and Sections 5(d), 5(e), 7, 9, 10 and 11 hereof are concerned.

(b)           CIBC, in its sole discretion, may increase the aggregate initial offering price of the Securities from time to time without consent of, or notice to, the Agent.

(c)           CIBC and the Agent may amend any provision of this Agreement. Any such amendment shall be made in a writing signed by CIBC and the Agent.

13.          Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, facsimile transmission or email to the address of [  ], Facsimile: [  ], Attention: [  ], e-mail: [  ]; and if to CIBC shall be delivered to Canadian Imperial Bank of Commerce, Commerce Court, Toronto, Ontario M5L 1A2, Facsimile: (416) 980-7012, Attention: Corporate Secretary, e-mail: corporate.secretary@cibc.com (or to such other address, facsimile number or e-mail address as the Agent shall be notified by CIBC) with a copy to: Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court, Toronto, Ontario M5L 1A9, Facsimile: (416) 863-2653, Attention: Stacy McLean, e-mail: stacy.mclean@blakes.com and Mayer Brown LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, Facsimile: (312) 701-7711, Attention: Edward S. Best, e-mail: ebest@mayerbrown,com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies their respective clients, including CIBC, which information may include the name and address of their respective clients, as well as other information that will allow the Agent to properly identify their respective clients.

15.          Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agent and CIBC, and to the extent provided in Sections 9 and 11 hereof, the officers and directors of CIBC and each person who controls the Agent or CIBC, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from the Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

16.          Jurisdiction. CIBC irrevocably (i) agrees that any legal suit, action or proceeding against CIBC brought by the Agent or by any person who controls the Agent arising out of or based upon this Agreement or any Terms Agreement or the transactions contemplated hereby and thereby may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. CIBC irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to prejudgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement and any Terms Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court. CIBC has appointed CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement and any Terms Agreement or the transactions contemplated hereby and thereby that may be instituted in any New York Court by the Agent or by any person who controls the Agent, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. CIBC represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to CIBC shall be deemed, in every respect, effective service of process upon CIBC.

17.          Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agent could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of CIBC with respect to any sum due from it to the Agent or any person controlling the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Agent or controlling person of any sum in such other currency, and only to the extent that the Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Agent or controlling person hereunder, CIBC agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agent or controlling person hereunder, the Agent or controlling person agrees to pay to CIBC an amount equal to the excess of the dollars so purchased over the sum originally due to the Agent or controlling person hereunder.

19.          Governing Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.          Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between CIBC and you in accordance with its terms.

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

[AGENT]

By:
Name:
Title:

EXHIBIT A

CANADIAN IMPERIAL BANK OF COMMERCE

U.S.$6,000,000,000

MEDIUM-TERM NOTES

Terms Agreement

[DATE]

[AGENT ADDRESS]

Ladies and Gentlemen:

Canadian Imperial Bank of Commerce, a Canadian chartered Bank (“CIBC”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated [  ], 2017 (the “Distribution Agreement”), between CIBC on the one hand and [  ] on the other, to issue and sell to you the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of CIBC, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of CIBC or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from CIBC, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty that refers to the Prospectus or the Time of Sale Information (as therein defined) in Section 1 of the Distribution Agreement shall be deemed to be a representation or warranty as of the date of the Distribution Agreement in relation to the Prospectus or the Time of Sale Information, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus or the Time of Sale Information, as the case may be, each as amended or supplemented to the date hereof and each as amended or supplemented relating to the Purchased Securities that are the subject of this Terms Agreement. Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined.

An amendment and/or supplement to each of the Registration Statement and the Prospectus, each in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, CIBC agrees to issue and sell to you, and you agree to purchase from CIBC at the time and place and at the purchase price set forth in the Schedule hereto, the principal amount of Purchased Securities set forth in the Schedule hereto. You further agree that any Purchased Securities offered and sold by you to initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in the Schedule hereto, unless you and CIBC otherwise agree.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and CIBC.

Very truly yours,

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

Agreed and accepted:

[AGENT]

By:
Name:
Title:

Schedule I

Title of Purchased Securities:	Medium-Term Notes

Aggregate Principal Amount:	[$]

Price to Public:	[ ]% of the principal amount of the Purchased Securities, plus accrued interest[, if any,] from [ ] to [ ] [and accrued amortization[, if any,] from [ ] to [ ]]

Purchase Price by Agent:	[ ]% of the principal amount of the Purchased Securities, plus accrued interest, if any, from [ ] to [ ] [and accrued amortization[, if any,] from [ ] to [ ]]

Commission:	[ ]% of the principal amount of the Purchased Securities

Form of Purchased Securities:

[Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by representative of the Agent at least twenty-four hours prior to the Settlement Date at the office of the custodian.]

[Book-entry only form represented by a master note deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by representative of the Agent at least twenty-four hours prior to the Settlement Date at the office of the custodian.]

Specified Funds for Payment of Purchase Price:	Federal (same-day) funds

Settlement Date:	[ ]a.m. (New York City time), on [ ], 2017

Maturity Date:	[ ]

Terms of the Securities:	[ ]

Closing Location for Delivery of Purchased Securities	[ ]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[None]

[(1) The opinions and letter of counsel to CIBC referred to in Sections 5(i) and 5(j).]

[(2)The opinions and letter of counsel to the Agent referred to in Section 5(h).]

[(3)The accountants’ letter referred to in Section 5(k).]

[The officers’ certificate referred to in Section 5(l).]

Additional Closing Conditions:	[ ]

Other Terms:	[ ]

Schedule II

a.                                      Time of Sale Information

The preliminary pricing supplements that are to be included in the Time of Sale information are as follows:

[list each preliminary pricing supplement and, if applicable, each product prospectus supplement to be included in the Time of Sale Information]

The Free Writing Prospectuses that are to be included in the Time of Sale Information are as follows:

[list each Free Writing Prospectus to be included in the Time of Sale Information]

b.                                      Pricing Information Provided Orally by Agent

The script to be used by the Agent to confirm sales is as follows: